UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 25, 2005

Teleglobe International Holdings Ltd

(Exact name of registrant as specified in its charter)

Bermuda	000-50780	98-0417192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 1154, 10 Queen Street, Hamilton, Bermuda	HM EX
(Address of principal executive offices)	(Zip Code)

(441) 296-4856

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 25, 2005, Teleglobe International Holdings Ltd (“Teleglobe”) entered into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) with Videsh Sanchar Nigam Limited (“VSNL”) and VSNL Telecommunications (Bermuda) Ltd., a wholly owned subsidiary of VSNL (“Amalgamation Sub”). Pursuant to the Amalgamation Agreement, Teleglobe will be amalgamated with Amalgamation Sub, and the resulting company will be a wholly owned subsidiary of VSNL (the “Amalgamation”). At the effective time of the Amalgamation, each common share of Teleglobe issued and outstanding immediately prior to the effective time (other than shares, if any, held directly or indirectly by Teleglobe, VSNL, Amalgamation Sub or any Teleglobe shareholder that has properly perfected its right to appraisal for such shares in accordance with the Companies Act 1981 of Bermuda (the “Companies Act”)) will be exchanged for the right to receive $4.50 per share, all in accordance with the provisions of the Companies Act and the Amalgamation Agreement. Upon consummation of the Amalgamation, each option to purchase common shares of Teleglobe outstanding immediately prior to the effective time of the Amalgamation that has an exercise price per share less than $4.50 (whether or not then exercisable or vested) will entitle the holder thereof to the right to receive a cash payment in an aggregate amount equal to the product of (A) the excess of $4.50 over the exercise price per share of such option and (B) the number of shares subject to such option, and such option will be terminated and cancelled immediately prior to such effective time. Upon consummation of the Amalgamation, each option to purchase common shares of Teleglobe outstanding immediately prior to the effective time of the Amalgamation that has an exercise price per share equal to or greater than $4.50 will automatically be terminated and cancelled, without any consideration, as of such effective time. Upon consummation of the Amalgamation, each warrant to purchase common shares of Teleglobe outstanding immediately prior to the effective time of the Amalgamation (whether or not then exercisable or vested) shall entitle the holder thereof to the right to receive, upon exercise and payment of any applicable warrant consideration, a cash payment in an aggregate amount equal to the product of (A) $4.50 and (B) the number of shares subject to such warrant.

The Amalgamation Agreement has been approved by Teleglobe’s Board of Directors. The Amalgamation is conditioned on, among other things, the approval of the Amalgamation Agreement by the required vote of Teleglobe’s shareholders under applicable law, expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust laws, the receipt of certain regulatory approvals specified in the Amalgamation Agreement, and expiration of the time period for any applicable review process by the Committee on Foreign Investment in the United States without any action or recommendation by such committee to prevent consummation of the Amalgamation. The Amalgamation Agreement also includes certain termination rights and provides that, upon termination of the Amalgamation Agreement under certain circumstances, Teleglobe would be required to pay VSNL a termination fee of $4.5 million.

The foregoing description of the Amalgamation Agreement is not complete and is qualified in its entirety by reference to the full text of the Amalgamation Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Amalgamation Agreement contains various representations and warranties that the parties made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Amalgamation Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules contain information that has been included in the parties’ respective prior public disclosures, as well as non-public information. In addition, information concerning the subject matter of the representations and warranties may have changed since the date of the Amalgamation Agreement, which subsequent information may or may not be fully reflected in the parties’ respective public disclosures.

In connection with the execution of the Amalgamation Agreement, Teleglobe Bermuda Holdings Ltd, an affiliate of Cerberus Capital Management, L.P. and the holder of approximately 66.2% of Teleglobe’s outstanding common shares, has executed a voting agreement with VSNL pursuant to which it agreed to vote its Teleglobe shares in favor of the Amalgamation Agreement and the Amalgamation and against any alternative transaction, not to transfer its Teleglobe shares, and not to take certain actions specified therein to encourage or facilitate any such alternative transaction. The voting agreement also provides for Teleglobe Bermuda Holdings Ltd to pay to VSNL 75% of any proceeds in excess of $4.50 per share that may be received for its Teleglobe shares if the Amalgamation Agreement is terminated under certain circumstances. Certain trusts affiliated with Gerald Porter Strong, president and chief executive officer of Teleglobe, and with Richard D. Willett II, chief operating officer of Teleglobe, have executed similar voting agreements with VSNL. Each of the above-referenced voting agreements will terminate on the earliest to occur of (i) the effective time of the Amalgamation, (ii) the termination of such voting agreement by the mutual written agreement of the parties thereto, and (iii) the date of termination of the Amalgamation Agreement. The foregoing description of the above-referenced voting agreements is not complete and is qualified in its entirety by reference to the full text of such voting agreements, which are filed as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference.

A copy of the press release issued by Teleglobe announcing the Amalgamation is filed as Exhibit 99.1 and is incorporated herein by reference.

IMPORTANT INFORMATION

Teleglobe plans to file with the SEC and mail to its shareholders a proxy statement in connection with the proposed Amalgamation. Investors should carefully review such proxy statement when it is filed with the SEC before making any decision concerning the proposed Amalgamation. The proxy statement will contain important information about Teleglobe, VSNL, Amalgamation Sub, the proposed Amalgamation and related matters and, once filed, investors will be able to obtain this document and other relevant documents for free at the SEC’s internet web site: www.sec.gov, and at Teleglobe’s internet web site: www.teleglobe.com.

Teleglobe, VSNL, Amalgamation Sub and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Teleglobe’s shareholders in connection with the proposed Amalgamation. Information concerning Teleglobe’s participants in the solicitation is set forth in Teleglobe’s Form 10-K filed with the SEC on March 17, 2005. Information concerning the participants of VSNL and Amalgamation Sub in the solicitation is set forth in the Form 20-F filed by VSNL with the SEC on September 29, 2004 and the Forms 6-K filed by VSNL with the SEC on October 27, 2004, April 11, 2005, May 10, 2005 and June 7, 2005.

FORWARD-LOOKING STATEMENTS

Teleglobe has included in this filing forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements concerning future or expected events or results. Actual results could differ materially from those projected in Teleglobe’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the risks and uncertainties described in Teleglobe’s filings with the SEC.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

2.1	Agreement and Plan of Amalgamation, dated as of July 25, 2005, by and among Videsh Sanchar Nigam Limited, VSNL Telecommunications (Bermuda) Ltd. and Teleglobe International Holdings Ltd

99.1	Voting Agreement, dated as of July 25, 2005, by and among Videsh Sanchar Nigam Limited and Teleglobe Bermuda Holdings Ltd

99.2	Voting Agreement, dated as of July 25, 2005, by and among Videsh Sanchar Nigam Limited and Gemini Trust

99.3	Voting Agreement, dated as of July 25, 2005, by and among Videsh Sanchar Nigam Limited and The Willett Trust

99.4	Press Release, dated July 25, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEGLOBE INTERNATIONAL HOLDINGS LTD

By:	/s/ Michael C. Wu
Name:	Michael C. Wu
Title:	Vice President and General Counsel of Teleglobe International Holdings Ltd

Date: July 25, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit.

2.1	Agreement and Plan of Amalgamation, dated as of July 25, 2005, by and among Videsh Sanchar Nigam Limited, VSNL Telecommunications (Bermuda) Ltd. and Teleglobe International Holdings Ltd

99.1	Voting Agreement, dated as of July 25, 2005, by and among Videsh Sanchar Nigam Limited and Teleglobe Bermuda Holdings Ltd

99.2	Voting Agreement, dated as of July 25, 2005, by and among Videsh Sanchar Nigam Limited and Gemini Trust

99.3	Voting Agreement, dated as of July 25, 2005, by and among Videsh Sanchar Nigam Limited and The Willett Trust

99.4	Press Release, dated July 25, 2005